CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional
Information constituting parts of this Post-Effective Amendment No. 55 to the registration statement on
Form N-1A (the “Registration Statement”) of our report dated November 10, 2016, relating to the financial statements and financial highlights appearing in the September 30, 2016 Annual Report to Shareholders of
Vanguard Growth and Income Fund, and of our report dated November 18, 2016, relating to the financial statements and financial highlights appearing in the September 30, 2016 Annual Report to Shareholders of
Vanguard Structured Broad Market Fund and Vanguard Structured Large-Cap Equity Fund (comprising
Vanguard Quantitative Funds), which reports are also incorporated by reference into the Registration
Statement. We also consent to the references to us under the heading “Financial Highlights” in the
Prospectuses and under the headings “Financial Statements” and “Service Providers—Independent
Registered Public Accounting Firm” in the Statement of Additional Information.

/s/PricewaterhouseCoopers LLP
Philadelphia, PA
January 24, 2017